Exhibit 99.1

Investor Contact:  Larry Kromidas
(618) 258-3206

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at BB&T Capital Markets Manufacturing & Materials Conference

Sidoti & Company, LLC Emerging Growth Institutional Forum

and

Bank of America Smid Cap Conference

Clayton, MO, March 6, 2008 – Olin Corporation’s (NYSE: OLN) senior management will make presentations at the BB&T Capital Markets Manufacturing & Materials Conference in New York City on March 19, 2008 at 10:10 am Eastern Time; the Sidoti & Company, LLC Emerging Growth Institutional Forum in New York City on March 26, 2008 at 11:00 am Eastern Time; and at the Bank of America Smid Cap Conference in Boston on March 27, 2008 at 10:30 am Eastern Time.

Copies of the presentation slides for all three conferences will be available the evening prior to each presentation to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, sodium chlorate, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

2008-05